Archrock Reports Second Quarter 2020 Results

HOUSTON, July 30, 2020 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the second quarter of 2020.

Second Quarter 2020 Financial Results

●	Revenue for the second quarter of 2020 was $220.3 million compared to $238.4 million in the second quarter of 2019.
●	Net loss for the second quarter of 2020 was $30.4 million compared to net income of $11.4 million in the second quarter of 2019.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the second quarter of 2020 was $100.5 million compared to $100.7 million in the second quarter of 2019.
●	Previously declared quarterly dividend of $0.145 per common share for the second quarter of 2020 was unchanged compared to the second quarter of 2019. Dividend coverage was 2.6x for the second quarter of 2020.
●	Archrock’s leverage ratio was 4.1x compared to 4.4x as of June 30, 2019.

Archrock’s second quarter 2020 net loss of $30.4 million included a non-cash long-lived asset impairment of $55.2 million, a debt extinguishment loss of $4.0 million and restructuring costs related to severance benefits totaling $2.4 million. In addition, the company recorded a non-cash income tax benefit of $8.1 million during the second quarter of 2020.

Adjusted EBITDA for the second quarter of 2020 of $100.5 million included $2.2 million in net losses related to the sale of compression and other assets.

Management Commentary and Outlook

“Archrock’s impressive second quarter performance reaffirms the resilience of our compression business and keeps us on track to achieve our full-year 2020 EBITDA guidance, generate free cash flow and repay debt,” said Brad Childers, Archrock’s President and Chief Executive Officer. “Despite one of the most difficult market and operating environments in the company’s history, we improved our contract operations gross margin percentage through aggressive cost management and solid execution. With disciplined capital allocation, we protected our sound financial position while continuing to pay an attractive and well-covered dividend to our shareholders.

“The market deteriorated quickly and sharply during the second quarter as a result of the COVID-19 pandemic. While we will not try to predict the timing of the recovery, we began to see signs of stabilization in the overall market and in our compression operations entering the third quarter. As U.S. natural gas production has steadied in recent weeks, the pace of compression equipment returns from the field has moderated and we’ve seen customer requests to restart equipment that was temporarily put on standby status. These improvements are occurring across multiple customers and geographies.

“Looking ahead, we expect to continue to generate free cash flow as we have largely funded our 2020 capital needs and we are not planning large new equipment capital expenditures in 2021. This current and expanding free cash flow generation is a significant differentiator for Archrock and will facilitate further debt reduction and continuing return of cash to shareholders. We have substantial available liquidity and no near-term debt maturities. With the quality of our assets, strength of our balance sheet and dedication of our employees, I remain confident in our company’s ability to successfully navigate the market challenges caused by constant volatility in U.S. natural gas production levels and continue to generate significant value for both our customers and shareholders,” concluded Childers.

Contract Operations

For the second quarter of 2020, contract operations segment revenue totaled $187.9 million, flat compared to $186.3 million in the second quarter of 2019. Gross margin was $124.6 million, up $8.8 million or 8% from the second quarter of 2019, reflecting a gross margin percentage of 66% compared to 62% in the prior year quarter. Total operating horsepower at the end of the second quarter of 2020 was 3.6 million, unchanged compared to the end of the prior year quarter. Utilization at the end of the second quarter of 2020 was 86% compared to 88% at the end of the second quarter of 2019.

Aftermarket Services

For the second quarter of 2020, aftermarket services segment revenue totaled $32.4 million, down from $52.1 million in the second quarter of 2019 due to a decrease in service activities and parts sales as customers continued the deferral of maintenance activities. Gross margin of $3.7 million was down from $9.9 million in the second quarter of 2019. Gross margin percentage of 11% was down compared to 19% in the prior year quarter.

Balance Sheet

Long-term debt was $1.8 billion at June 30, 2020, reflecting net debt repayment of $8.0 million. Our leverage ratio was 4.1x, flat compared to the end of the first quarter of 2020 and down from 4.4x at the end of the second quarter of 2019. Our available liquidity totaled $414.6 million as of June 30, 2020.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, unchanged on a sequential and annual basis. Dividend coverage in the second quarter of 2020 was 2.6x. The dividend will be paid on August 14, 2020 to stockholders of record at the close of business on August 10, 2020.

2020 Annual Guidance

Archrock is providing updated 2020 annual guidance as listed below. All figures are in thousands, except percentages and ratios:

	Full Year 2020 Guidance
	Low	High

Net loss (1)	$(77,000)	$(37,000)
Adjusted EBITDA (2)	380,000	420,000
Cash available for dividend (3) (4)	221,000	251,000

Segment
Contract operations revenue	$735,000	$745,000
Contract operations gross margin percentage	63.0%	65.0%
Aftermarket services revenue	$135,000	$145,000
Aftermarket services gross margin percentage	14.0%	16.0%

Selling, general and administrative	$113,000	$116,000

Capital expenditures
Growth capital expenditures	$70,000	$85,000
Maintenance capital expenditures	37,000	43,000
Other capital expenditures	23,000	27,000

(1)	2020 annual guidance for net loss includes $99.8 million of goodwill impairment, $61.4 million of long-lived asset impairments, $4.1 million of restructuring charges and $4.0 million of debt extinguishment loss as of June 30, 2020, but does not include the impact of any such future costs, because due to their nature, they cannot be accurately forecasted. Such costs do not impact Adjusted EBITDA or cash available for dividend, however they are reconciling items between these measures and net loss.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $10.4 million and $(13.2) million for the years ended 2019 and 2018, respectively.

Summary Metrics

	Three Months Ended
	June 30,		March 31,		June 30,
(in thousands, except percentages, per share amounts and ratios)	2020		2020		2019
Net income (loss)	$(30,381)		$(61,187)		$11,423
Adjusted EBITDA	$100,509		$112,915		$100,664

Contract operations revenue	$187,949		$206,974		$186,258
Contract operations gross margin	$124,559		$128,323		$115,737
Contract operations gross margin percentage	66%		62%		62%

Aftermarket services revenue	$32,367		$42,723		$52,132
Aftermarket services gross margin	$3,681		$7,732		$9,917
Aftermarket services gross margin percentage	11%		18%		19%

Selling, general, and administrative	$28,745		$30,626		$28,618

Cash available for dividend	$58,036		$62,114		$55,354
Cash available for dividend coverage	2.6	x	2.8	x	2.5	x

Total available horsepower (at period end)	4,203		4,386		4,096
Total operating horsepower (at period end)	3,613		3,883		3,611
Horsepower utilization spot (at period end)	86%		89%		88%

Conference Call Details

Archrock will host a conference call on Friday, July 31, 2020, to discuss second quarter 2020 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-877-407-0784 in the United States and Canada or 1-201-689-8560 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-844-512-2921 in the United States and Canada, or 1-412-317-6671 for international calls. The access code is 13706627.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived asset impairment, goodwill impairment, restatement and other charges, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, indemnification income (expense), net and other items. A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and a reconciliation of our updated full year 2020 Adjusted EBITDA guidance to net income (loss) appear below.

Gross margin, a non-GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived asset impairment, goodwill impairment, restatement and other charges, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense and indemnification income (expense), net less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income (loss) and cash flows from operating activities, the most directly comparable GAAP measures, appear below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression.  Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas, with approximately 1,400 employees. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: the effects of the COVID-19 pandemic on our business, operations, customers and financial conditions; guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events, including the COVID-19 pandemic; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2019, Archrock’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

ARCHROCK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Revenue:
Contract operations	$187,949	$206,974	$186,258
Aftermarket services	32,367	42,723	52,132
Total revenue	220,316	249,697	238,390
Cost of sales (excluding depreciation and amortization):
Contract operations	63,390	78,651	70,521
Aftermarket services	28,686	34,991	42,215
Total cost of sales (excluding depreciation and amortization)	92,076	113,642	112,736
Selling, general and administrative	28,745	30,626	28,618
Depreciation and amortization	48,849	49,822	45,482
Long-lived asset impairment	55,210	6,195	8,632
Goodwill impairment	—	99,830	—
Restatement and other charges	—	—	24
Restructuring charges	2,408	1,728	—
Interest expense	25,778	29,665	25,954
Debt extinguishment loss	3,971	—	3,653
Transaction-related costs	—	—	2,687
(Gain) loss on sale of assets, net	2,189	(4,116)	(1,801)
Other income, net	(438)	(555)	(209)
Income (loss) before income taxes	(38,472)	(77,140)	12,614
Provision for (benefit from) income taxes	(8,091)	(15,953)	1,191
Net income (loss)	$(30,381)	$(61,187)	$11,423

Basic and diluted net income (loss) per common share (1)	$(0.20)	$(0.41)	$0.09

Weighted average common shares outstanding:
Basic	150,743	150,550	128,328
Diluted	150,743	150,550	128,354

(1)	Basic and diluted net income (loss) per common share is computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) per common share.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
June 30,	March 31,	June 30,
2020	2020	2019
Revenue:
Contract operations	$187,949	$206,974	$186,258
Aftermarket services	32,367	42,723	52,132
Total revenue	$220,316	$249,697	$238,390

Gross margin (1):
Contract operations	$124,559	$128,323	$115,737
Aftermarket services	3,681	7,732	9,917
Total gross margin	$128,240	$136,055	$125,654

Gross margin percentage:
Contract operations	66%	62%	62%
Aftermarket services	11%	18%	19%
Total gross margin percentage	58%	54%	53%

Selling, general and administrative	$28,745	$30,626	$28,618
% of revenue	13%	12%	12%

Adjusted EBITDA (1)	$100,509	$112,915	$100,664
% of revenue	46%	45%	42%

Capital expenditures	$41,343	$71,946	$102,275
Less: Proceeds from sale of property, plant and equipment and other assets	(2,528)	(26,722)	(10,799)
Net capital expenditures	$38,815	$45,224	$91,476

Total available horsepower (at period end) (2)	4,203	4,386	4,096
Total operating horsepower (at period end) (3)	3,613	3,883	3,611
Average operating horsepower	3,752	3,914	3,587
Horsepower utilization:
Spot (at period end)	86%	89%	88%
Average	86%	89%	88%

Dividend declared for the period per share	$0.145	$0.145	$0.145
Dividend declared for the period to all shareholders	$22,229	$22,226	$22,064
Cash available for dividend coverage (4)	2.6	x	2.8	x	2.5	x

(1)	Management believes gross margin and Adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.

	June 30,	March 31,	June 30,
	2020	2020	2019
Balance Sheet
Long-term debt (1)	$1,807,937	$1,811,455	$1,628,814
Total equity	950,873	999,472	832,890

(1)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Gross Margin
Net income (loss)	$(30,381)	$(61,187)	$11,423
Depreciation and amortization	48,849	49,822	45,482
Long-lived asset impairment	55,210	6,195	8,632
Goodwill impairment	—	99,830	—
Restatement and other charges	—	—	24
Restructuring charges	2,408	1,728	—
Interest expense	25,778	29,665	25,954
Debt extinguishment loss	3,971	—	3,653
Transaction-related costs	—	—	2,687
Stock-based compensation expense	2,772	3,006	1,512
Indemnification (income) expense, net (1)	(7)	(191)	106
Provision for (benefit from) income taxes	(8,091)	(15,953)	1,191
Adjusted EBITDA (2)	100,509	112,915	100,664
Selling, general and administrative	28,745	30,626	28,618
Stock-based compensation expense	(2,772)	(3,006)	(1,512)
Indemnification income (expense), net (1)	7	191	(106)
(Gain) loss on sale of assets, net	2,189	(4,116)	(1,801)
Other income, net	(438)	(555)	(209)
Gross margin (2)	$128,240	$136,055	$125,654

(1)	Represents the net income earned or net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Dividend
Net income (loss)	$(30,381)	$(61,187)	$11,423
Depreciation and amortization	48,849	49,822	45,482
Long-lived asset impairment	55,210	6,195	8,632
Goodwill impairment	—	99,830	—
Restatement and other charges	—	—	24
Restructuring charges	2,408	1,728	—
Interest expense	25,778	29,665	25,954
Debt extinguishment loss	3,971	—	3,653
Transaction-related costs	—	—	2,687
Stock-based compensation expense	2,772	3,006	1,512
Indemnification (income) expense, net	(7)	(191)	106
Provision for (benefit from) income taxes	(8,091)	(15,953)	1,191
Adjusted EBITDA (1)	100,509	112,915	100,664
Less: Maintenance capital expenditures	(8,965)	(15,157)	(17,174)
Less: Other capital expenditures	(9,086)	(8,002)	(3,456)
Less: Cash tax refund (payment)	—	195	(452)
Less: Cash interest expense	(24,422)	(27,837)	(24,228)
Cash available for dividend (2)	$58,036	$62,114	$55,354

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Reconciliation of Cash Flows From Operating Activities to Cash Available for Dividend
Net cash provided by operating activities	$67,945	$99,129	$67,263
Inventory write-downs	(413)	(282)	(270)
(Provision for) benefit from credit losses	(1,530)	(752)	93
Gain (loss) on sale of assets, net	(2,189)	4,116	1,801
Current income tax provision	60	13	127
Cash tax refund (payment)	—	195	(452)
Amortization of operating lease ROU assets	(846)	(781)	(713)
Amortization of contract costs	(6,851)	(6,805)	(5,607)
Deferred revenue recognized in earnings	5,027	7,735	12,478
Restatement and other charges	—	—	24
Cash restructuring charges	2,307	1,667	—
Transaction-related costs	—	—	2,687
Indemnification (income) expense, net	(7)	(191)	106
Changes in assets and liabilities	13,283	(18,683)	(1,960)
Maintenance capital expenditures	(8,965)	(15,157)	(17,174)
Other capital expenditures	(9,086)	(8,002)	(3,456)
Proceeds from (payments for) settlement of interest rate swaps that include financing elements	(699)	(88)	407
Cash available for dividend (1)	$58,036	$62,114	$55,354

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Annual Guidance Range
	2020
	Low	High
Reconciliation of Net Loss to Adjusted EBITDA and Cash Available for Dividend
Net loss (1)	$(77,000)	$(37,000)
Depreciation and amortization	190,000	190,000
Interest expense	105,000	105,000
Stock-based compensation expense	11,000	11,000
Benefit from income taxes	(18,000)	(18,000)
Goodwill impairment and other expenses	169,000	169,000
Adjusted EBITDA (2)	380,000	420,000
Less: Maintenance capital expenditures	(37,000)	(43,000)
Less: Other capital expenditures	(23,000)	(27,000)
Less: Cash interest expense	(99,000)	(99,000)
Cash available for dividend (3) (4)	$221,000	$251,000

(1)	2020 annual guidance for net loss includes $99.8 million of goodwill impairment, $61.4 million of long-lived asset impairments, $4.1 million of restructuring charges and $4.0 million of debt extinguishment loss as of June 30, 2020, but does not include the impact of any such future costs, because due to their nature, they cannot be accurately forecasted. Such costs do not impact Adjusted EBITDA or cash available for dividend, however they are reconciling items between these measures and net loss.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $10.4 million and $(13.2) million for the years ended 2019 and 2018, respectively.